Exhibit 10.18.2

ENDORSEMENT No. 2

Attached to and forming part of the QUOTA SHARE RETROCESSION AGREEMENT ("Agreement"), made as of the 1st day of January 2016, between ARCH REINSURANCE COMPANY, a Delaware corporation (the "Company") and WATFORD RE LTD., a Bermuda domiciled insurance company (the "Retrocessionaire").

It is understood and agreed that effective 12:01 A.M., January 1, 2016 (the "Second Endorsement Time"), subject to the approval of the Delaware Department oflnsurance, if required, this Agreement shall be modified as follows with respect to Contracts that are issued and/or renewed on or after the First Endorsement Time:

It is agreed that Exhibit A Underwriting Guidelines shall be replaced in entirety with the Second Amended and Restated Exhibit A which is attached to this Agreement and which shall be incorporated into the Agreement.

ALL OTHER TERMS AND CONDITIONS OF THIS AGREEMENT REMAIN UNCHANGED.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be executed by its duly authorized representative this 26th day of February, 2016

ARCH REINSURANCE COMPANY
/s/ Jerome Halgan

IN WITNESS WH EREOF, the Retrocessionaire has caused this Endorsement to be executed by its duly authorized representative this 26th day of February, 2016

WATFORD RE LTD.
/s/ John Rathgeber

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Exhibit A
(Second Amended and Restated)

Underwriting Guidelines

1.    Ceded Contracts shall have a minimum ROE of [***]%, calculated using the same methodology as the Company uses for risks assumed into its portfolio and the same modeling tools as the Company utilizes for its business. In making such calculations, the Company will use required capital consistent with the Company’s then-current model for rating agency requirements (presently based on Standard & Poor’s) using appropriate assumptions as respects the ceding fee under Article 9 of this Agreement, the Retrocessionaire Investment Return Rate and the Retrocessionaire’s then-current rating

“Retrocessionaire Investment Return Rate” means (i) with respect to Year 1, [***]% and (ii) with respect to each subsequent year, a rate to be mutually agreed between Retrocessionaire and the Company; provided, that such rate shall be determined not later than 60 days prior to the end of the prior calendar year and shall be not less than the average [***]-year U.S. treasury security rate for the prior ninety calendar days plus [***].

2.    Maximum per risk limit of $[***] for Retrocessionaire’s Ceded Percentage share.

3.    Maximum natural peril per event limit of $[***] for Retrocessionaire’s Ceded Percentage share.

4.    If the underlying reinsurance contract does not have a per risk limit but is structured on an aggregate basis, the Ceded Percentage of the aggregate limit of liability shall not exceed $25,000,000.

5.    Maximum terrorism limit of $[***] for Retrocessionaire’s Ceded Percentage share.

6.Maximum term of underlying reinsurance contract is 36 months.

7.The authorized lines of business (“Authorized Business Lines”) under the Ceded Contracts will include all lines of business written by the Company.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.